FILED
08 OCT-08 PM 3:08
SECRETARY OF STATE
TALAHASSEE FLORIDA

ARTICLES OF AMENDMENT
TO THE ARTICLES OF INCORPORATION
OF
GLOBAL MUSIC INTERNATIONAL, INC.
Document Number: P04000099801

Pursuant to the provisions of Section 607.1006, Florida Statutes, this Florida profit corporation adopts the following articles of amendment to its articles of incorporation:

FIRST:                      Amendment adopted:

ARTICLE I

The name of the corporation is:   GLOBAL TECHNOLOGIES GROUP, INC.

ARTICLE IV

The number of shares the corporation is authorized to issue is an aggregate of 110,000,000 as follows:

100,000,000 shares of common stock @ $.0001 par value; and

10,000,000 shares of convertible preferred stock, $.0001 par value. The shares will convert automatically 180 days from the date of issuance of the shares into shares of the corporation's common stock at a price to be determined upon issuance and subject to adjustment in the event the market price of the common stock is less than the agreed upon price per share attributed to the conversion price.

SECOND:      The date of the amendment adoption:  OCT. 3  2008

THIRD:         The amendment was adopted by the Board of Directors without shareholder action and shareholder action was not required.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment to the Articles of Incorporation this  3rd  day of October 2008.

James Fallacaro
Chairman of the Board of Directors